UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 9, 2018
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, CA  91803
Address of principal executive offices, including zip code

(626) 293-3400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.                                      Regulation FD Disclosure.

EMCORE Corporation, a New Jersey corporation (the “Company”), previously entered into a Tax Benefits Preservation Plan (the “Tax Benefits Preservation Plan”) designed to protect the Company’s ability to utilize its net operating losses and other tax assets to offset future income by discouraging any person or group (a “Person”) from becoming a 5% Shareholder (as defined in the Tax Benefits Preservation Plan) and dissuading existing 5% Shareholders from acquiring additional Company equity securities. Under the Tax Benefits Preservation Plan and subject to certain specified exceptions, any Person that becomes a 5% Shareholder of the Company without the prior written approval of the Company’s Board of Directors (the “Board”) becomes an “Acquiring Person,” thereby triggering certain effects of the Tax Benefits Preservation Plan. However, a Person will not be an Acquiring Person if the Board determines, prior to the close of business on the 10th business day after a Person becomes a 5% Shareholder, in light of the intent and purposes of the Tax Benefits Preservation Plan or other circumstances facing the Company, that such Person shall not be deemed an Acquiring Person.

On February 23, 2018, Laurence W. Lytton (“Lytton”) filed a Schedule 13G with the Securities and Exchange Commission (“Schedule 13G”) reporting his acquisition of approximately 7.5% of the outstanding shares of common stock of the Company. On March 2, 2018, as permitted under the Tax Benefits Preservation Plan, the Board determined that Lytton would not be deemed an Acquiring Person within the meaning of the Tax Benefits Preservation Plan, provided that Lytton agree (i) not to acquire any additional shares of the Company’s common stock without the Board’s prior written consent for so long as the Tax Benefits Preservation Plan is in effect, and (ii) to sell or otherwise dispose of shares of the Company’s common stock in an amount sufficient to cause his beneficial ownership of the Company’s common stock to equal no more than 4.99% of the Company’s outstanding shares of common stock as of August 31, 2018, conditioned upon the Tax Benefits Preservation Plan remaining in effect as of such date (together, the “Original Ownership Restrictions”). On March 2, 2018, Lytton delivered a letter to the Company in which he agreed to the Original Ownership Restrictions.

On July 3, 2018, the Board determined to amend the Original Ownership Restrictions such that Lytton be required to sell or otherwise dispose of shares of the Company’s common stock in an amount sufficient to cause his beneficial ownership of the Company’s common stock to equal no more than 4.99% of the Company’s outstanding shares of common stock as of February 28, 2019 (rather than August 31, 2018), conditioned upon the Tax Benefits Preservation Plan remaining in effect as of such date. On July 9, 2018, Lytton delivered a letter to the Company in which he agreed to such obligation.

Since the Board’s determination was made based upon the facts and circumstances existing at this time, there are no assurances that the Board would reach the same determination in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: July 10, 2018	By: /s/ Jikun Kim Name: Jikun Kim Title: Chief Financial Officer